UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2018
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 14, 2018, Aevi Genomic Medicine, Inc.’s (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The election of seven directors to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstained	Broker Non-Votes
Sol J. Barer	32,488,467	270,775	140,886	14,518,011
Eugene A. Bauer	32,526,536	201,745	171,847	14,518,011
Alastair Clemow	31,406,576	1,320,766	172,786	14,518,011
Michael F. Cola	32,542,088	172,333	185,707	14,518,011
Barbara G. Duncan	32,047,100	709,708	143,320	14,518,011
Matthew D. Bayley	32,507,900	165,346	226,882	14,518,011
Joseph J. Grano, Jr.	31,417,929	1,338,613	143,586	14,518,011

 Proposal 2: The amendment to the Company’s Stock Incentive Plan, to increase the number of shares of common stock available under the plan from 9,178,571 shares to 13,178,571 shares.

For	Against	Abstained	Broker Non-Votes
29,270,497	3,575,696	53,935	14,518,011

Proposal 3: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstained
46,528,621	84,549	804,969

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Brian D. Piper
Name: Brian D. Piper
Title: Chief Financial Officer and Corporate Secretary

Date: June 20, 2018